Exhibit 10.2
Performance Goals / Allocation Level Worksheet
Allocation Level (based on achieving specified performance goals as indicated)

	Points from	Annual Focus	Weighted
Performance Objective	Below	Weighting	Point Total

Return on Assets (ROA):	3	20.00%	0.60
Return on Equity (ROE):	3	30.00%	0.90
Asset Growth Rate:	3	20.00%	0.60
Increase in Earnings per Share:	3	30.00%	0.90

TOTAL:	12	100.00%	3.00	ï TOTAL WEIGHTED PERFORMANCE POINTS

Return on Assets(ROA)
Target Goal	Target Range	Points
0.00%	< 1.04%	0
1.04%	1.04%-1.13%	1
1.14%	1.14%-1.23%	2
1.24%	1.24%-1.33%	3	x
1.34%	1.34%-1.43%	4
1.44%	1.44%+	5

Return on Equity(ROE)
Target Goal	Target Range	Points
0.00%	< 7.50%	0
7.50%	7.50%-8.24%	1
8.25%	8.25%-9.24%	2
9.25%	9.25%-9.84%	3	x
9.85%	9.85%-10.99%	4
11.00%	11.00%+	5

Asset Growth Rate
Target Goal	Target Range	Points
0.00%	< 4.50%	0
4.50%	4.50%-5.49%	1
5.50%	5.50%-6.49%	2
6.50%	6.50%-8.49%	3	x
8.50%	8.50%-10.49%	4
10.50%	10.50%+	5

Increase in Earnings per Share
Target Goal	Target Range	Points
0.00%	< 1.00%	0
1.00%	1.00%-1.99%	1
2.00%	2.00%-3.99%	2
4.00%	4.00%-4.99%	3	x
5.00%	5.00%-6.49%	4
6.50%	6.50%+	5
An “x” indicates projected performance level.

Securities offered through Clark Securities, Inc., DBA CCFS, Inc. in Texas.
Copyright © 2004 Clark Consulting	Member NASD & SIPC. Los Angeles, California 90071-2086. Ph: 213-438-6300.

Benefit Allocation Grid
Allocation Levels (based on achieving specified performance goals)

Performance Point Range	Plan Contribution,
(from Allocation Level Worksheet )	as Percent of Compensation

0.00-0.99	0.00%
1.00-1.99	2.50%
2.00-2.99	4.25%
3.00-3.99	8.00%
4.00-4.99	9.75%
5.00+	11.50%

Securities offered through Clark Securities, Inc., DBA CCFS, Inc. in Texas.
Copyright © 2004 Clark Consulting	Member NASD & SIPC. Los Angeles, California 90071-2086. Ph: 213-438-6300.